Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Streamline Health Solutions, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-183899, 333-166843) and on Form S-8 (Nos. 333-184959, 333-28055, 333-18625, 333-20765, 333-125393, 333-174775) of Streamline Health Solutions, Inc. of our report dated April 26, 2013, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
Chicago, Illinois
April 26, 2013